EXHIBIT 99(a)

Reference to Financial Information
relating to
The International Bank for Reconstruction and Development

The Defeasance Collateral for Series 2000-4, 2002-2 and 2002-3 includes floating rate notes issued by The International Bank for Reconstruction and Development ("IBRD"). IBRD is subject to certain informational requirements of Regulation BW, promulgated by the Securities and Exchange Commission ("SEC") under Section 15(a) of the Bretton Woods Agreements Act, and in accordance therewith files its regular unaudited quarterly and audited annual financial statements, its annual report and other information with the SEC under File No. 083-00003. The fiscal year of IBRD ends on June 30 of each year. The fiscal quarters of IBRD end on September 30, December 31, March 31 and June 30 of each year.

Copies of IBRD's SEC filings, including its most recently filed annual report and its most recently filed quarterly report are available (i) over the Internet at the SEC's web site at http://www.sec.gov; and (ii) at the SEC's public reference room in Washington, D.C. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-732-0330.

The following information filed with the SEC by The International Bank for Reconstruction and Development is incorporated herein by reference:

(i) the audited annual financial statements of The International Bank for Reconstruction and Development included in its most recently filed annual report on or prior to the date of filing of the Form 8-K to which this Exhibit relates; and

(ii) the unaudited quarterly financial statements of The International Bank for Reconstruction and Development included in its most recently filed quarterly report filed since the annual report referred to in clause (i) above and on or prior to the date of filing of the Form 8-K to which this Exhibit relates.